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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 23, 1998, (except with respect to the matter discussed in Note 15, as to which the date is March 2, 1998), on the consolidated financial statements of AmQuest Financial Corp. and subsidiaries, included in this Form 10-K, into BancFirst Corporation's previously filed Registration Statement File No. 333-59913 as amended August 10, 1998.

                                                         /s/ Arthur Andersen LLP
                                                             ARTHUR ANDERSEN LLP

Oklahoma City, Oklahoma
March 30, 2000